EXHIBIT 99.1

CERTIFICATION OF CEO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of Rayonier Inc. (the “Company”) for the annual period ended on December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), W. L. Nutter, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) that:

1.	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of the Rayonier Investment and Savings Plan for Salaried Employees.

/s/ W. L. NUTTER
W. L. Nutter
Chairman, President and Chief Executive Officer

June 27, 2003

A signed original of this written statement required by Section 906 has been provided to Rayonier and will be retained by Rayonier and furnished to the

Securities and Exchange Commission or its staff upon request.